Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-201928) pertaining to the 2009 Stock Plan, the 2015 Equity Incentive Plan, the 2015 Employee Stock Purchase Plan, Stand-Alone Option Agreement of Avinger, Inc.

(2)         Registration Statement (Form S-3 No. 333-209368) of Avinger, Inc.

(3)         Registration Statement (Form S-8 No. 333-209364) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Avinger, Inc.

(4)         Registration Statement (Form S-8 No. 333-216695) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Avinger, Inc.

(5)         Registration Statement (Form S-1 No. 333-221368) of Avinger, Inc.

of our report dated March 14, 2017 (except for the Reverse Stock Split paragraph in Note 16, as to which the date is February 9, 2018), with respect to the financial statements and schedule of Avinger, Inc. included in this Annual Report (Form 10-K/A) of Avinger, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

San Francisco, California
April 25, 2018